JACK KANE & COMPANY, P.C.

Certified Public Accountants
70 West 40th Street, New York, N.Y. 10018
Telephone:  212-944-7733
Facsimile:  212-944-0576


To the Stockholders of
Sve On Energy, Inc.
4851 Georgia Highway 85
Forest Park, Georgia 30050


We consent to the use in this Registration Statement of Save On Energy, Inc. on Form 10-SB of our reports dated January 21, 2000, May 23, 2000 and September 5, 2000 for the periods ended December 31, 1999, March 31, 2000 and June 30, 2000 respectively, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.


                                             Jack Kane & Company, P.C.

                                             /s/ Jack Kane & Company, P.C.
                                             -----------------------------

September 18, 2000